Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, July 11, 2014

WELLS FARGO REPORTS $5.7 BILLION IN NET INCOME

Diluted EPS of $1.01, Up 3 Percent From Prior Year

•	Continued strong financial results:

o	Net income of $5.7 billion, up 4 percent from second quarter 2013

o	Diluted earnings per share (EPS) of $1.01, up 3 percent

o	Revenue of $21.1 billion, compared with $21.4 billion

¡	Linked-quarter revenue up $441 million

o	Noninterest expense of $12.2 billion, down $61 million

o	Return on assets (ROA) of 1.47 percent and return on equity (ROE) of 13.40 percent

•	Strong loan and deposit growth:

o	Total average loans of $831.0 billion, up $32.7 billion, or 4 percent, from second quarter 2013[1]

¡	Quarter-end loans of $828.9 billion, up $29.1 billion, or 4 percent[1]

¡	Quarter-end core loans of $763.6 billion, up $51.3 billion, or 7 percent[1,2]

o	Total average deposits of $1.1 trillion, up $91.7 billion, or 9 percent

•	Continued improvement in credit quality:

o	Net charge-offs of $717 million, down $435 million from second quarter 2013

¡	Net charge-off rate of 0.35 percent (annualized), down from 0.58 percent

o	Nonperforming assets down $3.0 billion, or 14 percent

o	$500 million reserve release[3] due to improvements in credit performance

•	Higher return to shareholders while maintaining strong capital levels[4]:

o	Increased quarterly common stock dividend to $0.35 per share from $0.30, or 17 percent, in the second quarter

o	Period-end common shares outstanding down 15.8 million in second quarter on 39.4 million of purchases

¡	Also entered into a forward repurchase transaction for an additional estimated 19.4 million shares expected to settle in third quarter 2014

o	Common Equity Tier 1 ratio under Basel III (General Approach) of 11.31 percent at June 30, 2014

o	Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) of 10.09 percent

1 As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.

3 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

4 See tables on page 38 for more information on Common Equity Tier 1. Common Equity Tier 1 (Advanced Approach, fully phased-in) is estimated based on final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

Selected Financial Information

		Quarter ended

	June 30,	Mar. 31,	June 30,
	2014	2014	2013

Earnings
Diluted earnings per common share	$1.01	1.05	0.98
Wells Fargo net income (in billions)	5.73	5.89	5.52
Return on assets (ROA) (1)	1.47%	1.57	1.55
Return on equity (ROE)	13.40	14.35	14.02

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.35	0.41	0.58
Allowance for credit losses as a % of total loans (1)	1.67	1.74	2.08
Allowance for credit losses as a % of annualized net charge-offs	481	431	360

Other
Revenue (in billions)	$21.1	20.6	21.4
Efficiency ratio	57.9%	57.9	57.3
Average loans (in billions) (1)	$831.0	823.8	798.4
Average core deposits (in billions)	991.7	973.8	936.1
Net interest margin (1)	3.15%	3.20	3.47

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.7 billion, or $1.01 per diluted common share, for second quarter 2014, up from $5.5 billion, or $0.98 per share, for second quarter 2013. For the first six months of 2014, net income was $11.6 billion, or $2.06 per share, up from $10.7 billion, or $1.90 per share, for the same period in 2013.

“Our strong results in the second quarter reflected the benefit of our diversified business model and our long-term focus on meeting the financial needs of our customers,” said Chairman and CEO John Stumpf. “By continuing to serve customers we grew loans, increased deposits and deepened our relationships. Our results also reflected strong credit quality driven by an improved economy, especially the housing market, and our continued risk discipline. We are committed to both maintaining strong capital levels and returning more capital to our shareholders. In the second quarter we increased our common stock dividend 17 percent and repurchased 39.4 million shares. We remain dedicated to building long-term shareholder value, and I am optimistic about the future as we continue to focus on meeting the needs of our consumer, small business and commercial customers.”

Chief Financial Officer John Shrewsberry said, “The primary drivers of Wells Fargo’s business remained strong in the second quarter, with broad-based loan growth, increased deposit balances, and improved credit quality. Revenue increased linked quarter as the Company grew both net interest income and noninterest income, a reflection of Wells Fargo’s diversified business model. These solid fundamental business results led to an increase in pre-tax income linked quarter. Net income was down as the Company’s effective tax rate was lower in the first quarter due to a $423 million discrete tax benefit.”

Revenue

Revenue was $21.1 billion, up from $20.6 billion in first quarter 2014, reflecting increases in both net interest income and noninterest income. Several businesses generated linked-quarter growth, including capital markets, corporate banking, commercial real estate, corporate trust, debit card, personal lines and loans, merchant services, and retail brokerage.

Net Interest Income

Net interest income in second quarter 2014 increased $176 million on a linked-quarter basis to $10.8 billion driven by organic growth in commercial and consumer loans and higher mortgages held for sale and trading assets. Approximately one-third of the increase resulted from the benefit of one additional business day in the quarter. Interest income from variable sources, including purchased credit-impaired (PCI) loan resolutions and periodic dividends, also improved slightly linked quarter.

Net interest margin was 3.15 percent, down 5 basis points from first quarter 2014 as strong customer driven deposit growth contributed to higher cash and short-term investment balances. This deposit growth was essentially neutral to net interest income, but had the effect of diluting net interest margin approximately 5 basis points. Liquidity funding actions taken to meet regulatory expectations also diluted the margin by 1 basis point, but with minimal impact to net income. Higher interest income from variable sources contributed 1 basis point to the change in net interest margin linked quarter. The net impact of all other balance sheet growth and repricing was essentially flat from first quarter.

Noninterest Income

Noninterest income in the second quarter was $10.3 billion, up from $10.0 billion in the prior quarter. Growth was broad-based and was driven by increases in mortgage banking, trust and investment fees, deposit service charges, and card fees. These increases were partially offset by a decline in market sensitive revenue5, mainly equity gains.

Trust and investment fees were $3.6 billion, up $197 million from first quarter on higher investment banking and brokerage advisory, commissions and other fees. Investment banking fees increased $164 million linked quarter on broad-based growth. Brokerage advisory, commissions and other fees were up $39 million from the prior quarter as asset-based fees increased due to higher market valuations and net customer flows.

Mortgage banking noninterest income was $1.7 billion, up $213 million from first quarter. During the second quarter, residential mortgage originations were $47 billion, up $11 billion linked quarter, while the gain on sale margin was 1.41 percent, compared with 1.61 percent in first quarter. Net mortgage servicing rights (MSRs) results were $475 million, compared with $407 million in first quarter 2014.

5 Consists of net gains from trading activities, debt securities and equity investments.

Noninterest Expense

Noninterest expense increased $246 million from the prior quarter to $12.2 billion, as a decline in seasonally-elevated compensation and benefits costs from first quarter 2014 was offset by higher revenue-based incentive compensation, increased salary expense due to annual merit increases and the impact of one additional day in the quarter, an $84 million linked-quarter increase in deferred compensation benefit costs (offset in revenue) and a $205 million linked-quarter increase in operating losses largely due to litigation accruals. Expenses in the quarter also included higher outside professional services and advertising expenses, which are typically lower in the first quarter. The efficiency ratio was 57.9 percent in second quarter 2014, in line with first quarter 2014. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent in third quarter 2014.

Income Taxes

The Company’s effective income tax rate was 33.4 percent for second quarter 2014, compared with 27.9 percent in the prior quarter. The tax rate for the first quarter included a net $423 million discrete tax benefit primarily from a reduction in the reserve for uncertain tax positions due to the resolution of prior period matters.

Loans

Total loans were $828.9 billion at June 30, 2014, up $2.5 billion from March 31, 2014, driven by broad-based growth in commercial and industrial, automobile, credit card, 1-4 family first mortgage and commercial real estate loans. This growth was reduced by the transfer to loans held for sale at the end of the quarter of $9.7 billion of government guaranteed student loans, which were previously included in the Company’s non-strategic/liquidating loan portfolio. Excluding this transfer, total loans would have been up $12.2 billion, or 6 percent (annualized), from first quarter. Core loan growth was $15.1 billion, as non-strategic/liquidating portfolios declined $12.7 billion in the quarter, including the $9.7 billion transfer. Average total loans were $831.0 billion, up $7.3 billion from the prior quarter, mainly reflecting growth in commercial and industrial, automobile and commercial real estate.

	June 30, 2014				March 31, 2014

(in millions)	Core	Liquidating (1)		Total	Core	Liquidating	Total

Commercial	$389,905	1,499		391,404	379,561	1,720	381,281
Consumer	373,693	63,845		437,538	368,888	76,274	445,162

Total loans	$763,598	65,344		828,942	748,449	77,994	826,443

Change from prior quarter:	$15,149	(12,650	) (2)	2,499	7,029	(2,872)	4,157

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.
(2)	The change from prior quarter was predominantly due to the transfer to loans held for sale of $9.7 billion of government guaranteed student loans, which were previously included in the Company’s non-strategic/liquidating loan portfolio.

Investment Securities

Investment securities were $279.1 billion at June 30, 2014, up $8.7 billion from first quarter, as approximately $17 billion of purchases were partially offset by run-off. Held-to-maturity securities were up $12.4 billion, primarily due to an increase in U.S. Treasury and federal agency debt. Available-for-sale securities were down $3.7 billion from prior quarter, driven by declines in mortgage-backed securities and other debt securities. Average total investment securities were up $6.2 billion, mainly reflecting an increase in U.S. Treasury and federal agency debt.

The Company had net unrealized available-for-sale securities gains of $8.2 billion at June 30, 2014, up from $6.3 billion at March 31, 2014, primarily driven by a decline in interest rates in the quarter.

Deposits

Total average deposits for second quarter 2014 were $1.1 trillion, up 9 percent from a year ago and up 9 percent (annualized) from first quarter 2014, driven by solid commercial and consumer growth. The average deposit cost for second quarter 2014 was 10 basis points, which improved 1 basis point from prior quarter and 4 basis points from a year ago. Average core deposits were $991.7 billion, up 6 percent from a year ago and up 7 percent (annualized) from first quarter 2014. Average mortgage escrow deposits were $27.2 billion, compared with $39.6 billion a year ago and $24.2 billion in first quarter 2014.

Capital

Capital levels continued to be strong in the second quarter, with Common Equity Tier 1 of $134.8 billion under Basel III (General Approach), or 11.31 percent of risk-weighted assets. The Common Equity Tier 1 ratio under Basel III (Advanced Approach, fully phased-in) was 10.09 percent4. In second quarter 2014, the Company purchased 39.4 million shares of its common stock and an additional estimated 19.4 million shares through a forward repurchase transaction expected to settle in third quarter 2014. The Company also increased its quarterly common stock dividend to $0.35 per share, up from $0.30 per share a year ago.

	June 30,	Mar. 31,	June 30,
	2014 (1)	2014	2013

Common Equity Tier 1 (2)	11.31%	11.36	10.71
Tier 1 capital	12.73	12.63	12.12
Tier 1 leverage	9.86	9.84	9.63

(1)	June 30, 2014, ratios are preliminary.
(2)	See tables on page 38 for more information on Common Equity Tier 1.

Credit Quality

“Credit performance continued to improve in the second quarter as credit losses remained at historically low levels, nonperforming assets continued to decrease and we continued to originate high quality loans,” said Chief Risk Officer Mike Loughlin. “Credit losses were $717 million in second quarter 2014, compared with $1.2 billion in second quarter 2013, a 38 percent improvement. The quarterly loss rate (annualized) in the second quarter was 0.35 percent with commercial losses of only 0.03 percent and consumer losses of 0.62 percent. Nonperforming assets declined by $686 million, or 15 percent (annualized), from last quarter.

We released $500 million from the allowance for credit losses in the second quarter, reflecting improvements in credit performance, driven primarily by the continued housing recovery. While credit remained very strong, improvement has moderated with stable delinquency trends. We continue to expect future reserve releases absent a significant deterioration in the economic environment, but expect a lower level of future releases as the rate of credit improvement slows and the loan portfolio continues to grow.”

Net Loan Charge-offs

Net loan charge-offs improved to $717 million in second quarter 2014, or 0.35 percent (annualized) of average loans, compared with $825 million in first quarter 2014, or 0.41 percent (annualized) of average loans.

Net Loan Charge-Offs

	Quarter ended
	June 30, 2014		Mar. 31, 2014		Dec. 31, 2013

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$54	0.11%	$45	0.09%	$107	0.22%
Real estate mortgage	(10)	(0.04)	(22)	(0.08)	(41)	(0.15)
Real estate construction	(20)	(0.47)	(23)	(0.55)	(13)	(0.32)
Lease financing	1	0.05	1	0.03	-	-
Foreign	6	0.05	4	0.03	-	-

Total commercial	31	0.03	5	0.01	53	0.06

Consumer:
Real estate 1-4 family first mortgage	137	0.21	170	0.27	195	0.30
Real estate 1-4 family junior lien mortgage	160	1.02	192	1.20	226	1.34
Credit card	211	3.20	231	3.57	220	3.38
Automobile	46	0.35	90	0.70	108	0.85
Other revolving credit and installment	132	1.22	137	1.29	161	1.50

Total consumer	686	0.62	820	0.75	910	0.82

Total	$717	0.35%	$825	0.41%	$963	0.47%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $686 million from first quarter to $18.1 billion. Nonaccrual loans decreased $678 million to $14.0 billion. Foreclosed assets were $4.1 billion, in line with first quarter 2014.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2014		Mar. 31, 2014		Dec. 31, 2013

($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans (1)

Commercial:
Commercial and industrial	$693	0.34%	$630	0.32%	$738	0.38%
Real estate mortgage	1,802	1.66	2,030	1.88	2,252	2.10
Real estate construction	239	1.40	296	1.78	416	2.48
Lease financing	28	0.24	31	0.26	29	0.24
Foreign	36	0.08	40	0.08	40	0.08

Total commercial	2,798	0.71	3,027	0.79	3,475	0.92

Consumer:
Real estate 1-4 family first mortgage	9,026	3.47	9,357	3.61	9,799	3.79
Real estate 1-4 family junior lien mortgage	1,964	3.14	2,072	3.24	2,188	3.32
Automobile	150	0.28	161	0.31	173	0.34
Other revolving credit and installment	34	0.10	33	0.08	33	0.08

Total consumer	11,174	2.55	11,623	2.61	12,193	2.74

Total nonaccrual loans	13,972	1.69	14,650	1.77	15,668	1.91

Foreclosed assets:
Government insured/guaranteed	2,359		2,302		2,093
Non-government insured/guaranteed	1,748		1,813		1,844

Total foreclosed assets	4,107		4,115		3,937

Total nonperforming assets	$18,079	2.18%	$18,765	2.27%	$19,605	2.38%

Change from prior quarter:
Total nonaccrual loans	$(678)		$(1,018)		$(1,225)
Total nonperforming assets	(686)		(840)		(1,090)

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $897 million at June 30, 2014, compared with $950 million at March 31, 2014. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $17.7 billion at June 30, 2014, down from $20.3 billion at March 31, 2014.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $13.8 billion at June 30, 2014, down from $14.4 billion at March 31, 2014. The allowance coverage to total loans was 1.67 percent, compared with 1.74 percent in first quarter 2014. The allowance covered 4.8 times annualized second quarter net charge-offs, compared with 4.3 times in prior quarter. The allowance coverage to nonaccrual loans was 99 percent at June 30, 2014, compared with 98 percent at March 31, 2014. “We believe the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2014,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended

	June 30,	Mar. 31,	June 30,
(in millions)	2014	2014	2013

Community Banking	$3,431	3,844	3,245
Wholesale Banking	1,952	1,742	2,004
Wealth, Brokerage and Retirement	544	475	434

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

	Quarter ended

	June 30,	Mar. 31,	June 30,
(in millions)	2014	2014	2013

Total revenue	$12,606	12,593	12,942
Provision for credit losses	279	419	763
Noninterest expense	7,020	6,774	7,213
Segment net income	3,431	3,844	3,245

(in billions)
Average loans	505.4	505.0	498.2
Average assets	918.1	892.6	820.9
Average core deposits	639.8	626.5	623.0

Community Banking reported net income of $3.4 billion, down $413 million, or 11 percent, from first quarter 2014. Revenue of $12.6 billion rose slightly from the prior quarter. Higher net interest income, mortgage banking revenue and card fees, were offset by lower equity investment gains. Noninterest expense increased $246 million, or 4 percent, due to higher operating losses, project spending, and advertising costs. The provision for credit losses decreased $140 million due to lower consumer real estate losses.

Net income was up $186 million, or 6 percent, from second quarter 2013. Revenue decreased $336 million, or 3 percent, from a year ago primarily due to lower mortgage banking revenue, partially offset by higher net interest income and growth in multiple fee income categories including equity gains, card fees, trust and investment fees, and deposit service charges. Noninterest expense declined $193 million, or 3 percent, from a year ago largely driven by lower mortgage volume-related expenses and lower foreclosed assets expense, partially offset by higher operating losses. The provision for credit losses decreased $484 million from a year ago due to lower consumer real estate losses.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.17 products per household, up from 6.14 year-over-year[6]

o	Primary consumer checking customers[7] up a net 4.6 percent year-over-year[6]

•	Small Business/Business Banking

o	Primary business checking customers[7] up a net 5.2 percent year-over-year[6]

o	Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) combined were up 22 percent from the prior year

o	In May, introduced Wells Fargo Works for Small BusinessSM – a broad initiative to deliver resources, guidance and services for small business owners

•	Online and Mobile Banking

o	24.1 million active online customers, up 6 percent year-over-year[6]

o	13.1 million active mobile customers, up 22 percent year-over-year[6]

Consumer Lending Group

•	Home Lending

o	Originations of $47 billion, up from $36 billion in prior quarter

o	Applications of $72 billion, up from $60 billion in prior quarter

o	Application pipeline of $30 billion at quarter end, up from $27 billion at March 31, 2014

o	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 80 basis points, compared with 85 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.49 percent, compared with 4.51 percent in prior quarter

•	Consumer Credit

o	Credit card penetration in retail banking households rose to 39.0 percent[6], up from 34.9 percent in prior year

o	Auto originations of $7.8 billion, up 9 percent from prior year

6 Data as of May 2014, comparisons with May 2013.

7 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	June 30, 2013

Total revenue	$5,946	5,580	6,135
Reversal of provision for credit losses	(49)	(93)	(118)
Noninterest expense	3,203	3,215	3,183
Segment net income	1,952	1,742	2,004

(in billions)
Average loans (1)	308.1	301.9	285.1
Average assets (1)	532.4	517.4	498.1
Average core deposits	265.8	259.0	230.5

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wholesale Banking reported net income of $2.0 billion, up $210 million, or 12 percent, from first quarter 2014. Revenue of $5.9 billion increased $366 million, or 7 percent, from prior quarter. Net interest income increased $62 million, or 2 percent, driven by higher loan balances. Noninterest income increased $304 million, or 11 percent, on higher investment banking fees, commercial brokerage fees, asset management fees and a gain on the previously disclosed divestiture of 40 insurance offices, partially offset by lower customer accommodation trading revenue. Noninterest expense decreased $12 million linked quarter as seasonally lower personnel costs were mostly offset by increased variable expenses related to higher revenues. The provision for credit losses increased $44 million from prior quarter due to a $30 million increase in credit losses and a $14 million lower reserve release.

Net income was down $52 million, or 3 percent, from second quarter 2013. Revenue decreased $189 million, or 3 percent, from second quarter 2013 as strong loan and deposit growth, increased asset management fees and the gain on the insurance office divestiture were more than offset by lower PCI resolution income and market sensitive revenue, including lower customer accommodation trading revenue. Noninterest expense increased $20 million, or 1 percent, from a year ago primarily due to higher non-personnel expenses related to growth initiatives and compliance and regulatory requirements. The provision for credit losses increased $69 million from a year ago due to a $54 million increase in credit losses and a $15 million lower reserve release.

•	Average loans increased 8 percent[1] in second quarter 2014, compared with second quarter 2013, on broad-based growth, including asset-backed finance, capital finance, commercial banking, commercial real estate, corporate banking, and international

•	Cross-sell of 7.2 products per relationship, up from 6.9 in second quarter 2013 driven by new product sales to existing customers

•	Treasury management revenue up 7 percent from second quarter 2013

•	Assets under management of $490 billion, up $35 billion from second quarter 2013, including a $26 billion increase in equity assets under management reflecting increased market valuations and net inflows

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s financial needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra-high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	June 30, 2013

Total revenue	$3,550	3,468	3,261
Provision (reversal of provision) for credit losses	(25)	(8)	19
Noninterest expense	2,695	2,711	2,542
Segment net income	544	475	434

(in billions)
Average loans	51.0	50.0	45.4
Average assets	187.6	190.6	177.1
Average core deposits	153.0	156.0	146.4

Wealth, Brokerage and Retirement (WBR) reported net income of $544 million, up $69 million, or 15 percent, from first quarter 2014. Revenue of $3.6 billion increased $82 million, or 2 percent, from the prior quarter as increased asset-based fees and higher gains on deferred compensation plan investments (offset in compensation expense) were partially offset by lower brokerage transaction revenue. Noninterest expense was down 1 percent from the prior quarter. The expense reduction from the seasonally higher first quarter 2014 personnel expenses was largely offset by higher deferred compensation plan expense (offset in trading revenue) and increased broker commissions and other incentives. The provision for credit losses decreased $17 million from first quarter 2014. The provision in second quarter 2014 included a $21 million reserve release, compared with $8 million in first quarter 2014.

Net income was up $110 million, or 25 percent, from second quarter 2013. Revenue increased $289 million, or 9 percent, from a year ago as strong growth in both asset-based fees and net interest income along with higher gains on deferred compensation plan investments, were partially offset by a decrease in brokerage transaction revenue. Noninterest expense increased $153 million, or 6 percent, from a year ago due to higher deferred compensation plan expense, increased broker commissions, and higher other expenses. The provision for credit losses decreased $44 million from a year ago primarily due to decreased net charge-offs. The provision in second quarter 2013 included a $5 million reserve release.

Retail Brokerage

•	Client assets of $1.4 trillion, up 12 percent from prior year

•	Managed account assets of $409 billion, increased $78 billion, or 24 percent, from prior year, reflecting increased market valuations and net flows

•	Strong loan growth, with average balances up 19 percent from prior year on growth in first mortgage and security-based lending

Wealth Management

•	Client assets of $221 billion, up 10 percent from prior year

•	Strong loan growth, with average balances up 10 percent over prior year

Retirement

•	IRA assets of $357 billion, up 13 percent from prior year

•	Institutional Retirement plan assets of $319 billion, up 12 percent from prior year

WBR cross-sell ratio of 10.44 products per household, up from 10.35 a year ago

Conference Call

The Company will host a live conference call on Friday, July 11, at 7 a.m. PDT (10 a.m. EDT). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/audiostreaming~wellsfargo_071114.

A replay of the conference call will be available beginning at 10 a.m. PDT (1 p.m. EDT) on July 11 through Friday, July 18. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #44408705. The replay will also be available online at wellsfargo.com/invest_relations/earnings and at https://engage.vevent.com/rt/audiostreaming~wellsfargo_071114.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.

Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.6 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 locations, 12,500 ATMs, and the internet (wellsfargo.com), and has offices in 36 countries to support customers who conduct business in the global economy. With approximately 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 29 on Fortune’s 2014 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19
Consolidated Statement of Comprehensive Income	20
Condensed Consolidated Statement of Changes in Total Equity	20
Five Quarter Consolidated Statement of Income	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22-23
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	24
Noninterest Income and Noninterest Expense	25-26

Balance Sheet
Consolidated Balance Sheet	27-28
Investment Securities	29

Loans
Loans	29
Nonperforming Assets	30
Loans 90 Days or More Past Due and Still Accruing	31
Purchased Credit-Impaired Loans	32-34
Pick-A-Pay Portfolio	35
Non-Strategic and Liquidating Loan Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Five Quarter Risk-Based Capital Components	38
Common Equity Tier 1 Under Basel III	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change June 30, 2014 from		Six months ended

($ in millions, except per share amounts)	June 30, 2014	Mar. 31, 2014	June 30, 2013	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013	% Change

For the Period
Wells Fargo net income	$5,726	5,893	5,519	(3)%	4	$11,619	10,690	9%
Wells Fargo net income applicable to common stock	5,424	5,607	5,272	(3)	3	11,031	10,203	8
Diluted earnings per common share	1.01	1.05	0.98	(4)	3	2.06	1.90	8
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.47%	1.57	1.55	(6)	(5)	1.52	1.52	-
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.40	14.35	14.02	(7)	(4)	13.86	13.81	-
Efficiency ratio (2)	57.9	57.9	57.3	-	1	57.9	57.8	-
Total revenue	$21,066	20,625	21,378	2	(1)	$41,691	42,637	(2)
Pre-tax pre-provision profit (PTPP) (3)	8,872	8,677	9,123	2	(3)	17,549	17,982	(2)
Dividends declared per common share	0.35	0.30	0.30	17	17	0.65	0.55	18
Average common shares outstanding	5,268.4	5,262.8	5,304.7	-	(1)	5,265.6	5,291.9	-
Diluted average common shares outstanding	5,350.8	5,353.3	5,384.6	-	(1)	5,353.2	5,369.9	-
Average loans (1)	$831,043	823,790	798,386	1	4	$827,436	797,528	4
Average assets (1)	1,564,003	1,525,905	1,427,150	2	10	1,545,060	1,415,105	9
Average core deposits (4)	991,727	973,801	936,090	2	6	982,814	931,006	6
Average retail core deposits (5)	698,763	690,643	666,043	1	5	694,726	664,487	5
Net interest margin (1)	3.15%	3.20	3.47	(2)	(9)	3.17	3.48	(9)

At Period End
Investment securities	$279,069	270,327	249,439	3	12	$279,069	249,439	12
Loans (1)	828,942	826,443	799,867	-	4	828,942	799,867	4
Allowance for loan losses	13,101	13,695	16,144	(4)	(19)	13,101	16,144	(19)
Goodwill	25,705	25,637	25,637	-	-	25,705	25,637	-
Assets (1)	1,598,874	1,546,707	1,438,456	3	11	1,598,874	1,438,456	11
Core deposits (4)	1,007,485	994,185	941,158	1	7	1,007,485	941,158	7
Wells Fargo stockholders’ equity	180,859	175,654	162,421	3	11	180,859	162,421	11
Total equity	181,549	176,469	163,777	3	11	181,549	163,777	11
Capital ratios:
Total equity to assets (1)	11.35%	11.41	11.39	-	-	11.35	11.39	-
Risk-based capital (6):
Tier 1 capital	12.73	12.63	12.12	1	5	12.73	12.12	5
Total capital	15.90	15.71	15.03	1	6	15.90	15.03	6
Tier 1 leverage (6)	9.86	9.84	9.63	-	2	9.86	9.63	2
Common Equity Tier 1 (6)(7)	11.31	11.36	10.71	-	6	11.31	10.71	6
Common shares outstanding	5,249.9	5,265.7	5,302.2	-	(1)	5,249.9	5,302.2	(1)
Book value per common share	$31.18	30.48	28.26	2	10	$31.18	28.26	10
Common stock price:
High	53.05	49.97	41.74	6	27	53.05	41.74	27
Low	46.72	44.17	36.19	6	29	44.17	34.43	28
Period end	52.56	49.74	41.27	6	27	52.56	41.27	27
Team members (active, full-time equivalent)	263,500	265,300	274,300	(1)	(4)	263,500	274,300	(4)

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. Accordingly, we revised our commercial loan balances for year-end 2012 and each of the quarters in 2013 in order to present the Company’s lending trends on a comparable basis over this period. This revision, which resulted in a reduction to total commercial loans and a corresponding decrease to other liabilities, did not impact the Company’s consolidated net income or total cash flows. We reduced our commercial loans by $3.5 billion, $3.2 billion, $2.1 billion, $1.6 billion, and $1.2 billion at December 31, September 30, June 30, and March 31, 2013, and December 31, 2012, respectively, which represented less than 1% of total commercial loans and less than 0.5% of our total loan portfolio. Other affected financial information, including financial guarantees and financial ratios, has been appropriately revised to reflect this revision.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The June 30, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

For the Quarter
Wells Fargo net income	$5,726	5,893	5,610	5,578	5,519
Wells Fargo net income applicable to common stock	5,424	5,607	5,369	5,317	5,272
Diluted earnings per common share	1.01	1.05	1.00	0.99	0.98
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA) (1)	1.47%	1.57	1.48	1.53	1.55
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.40	14.35	13.81	14.07	14.02
Efficiency ratio (2)	57.9	57.9	58.5	59.1	57.3
Total revenue	$21,066	20,625	20,665	20,478	21,378
Pre-tax pre-provision profit (PTPP) (3)	8,872	8,677	8,580	8,376	9,123
Dividends declared per common share	0.35	0.30	0.30	0.30	0.30
Average common shares outstanding	5,268.4	5,262.8	5,270.3	5,295.3	5,304.7
Diluted average common shares outstanding	5,350.8	5,353.3	5,358.6	5,381.7	5,384.6
Average loans (1)	$831,043	823,790	813,318	802,134	798,386
Average assets (1)	1,564,003	1,525,905	1,505,766	1,446,965	1,427,150
Average core deposits (4)	991,727	973,801	965,828	940,279	936,090
Average retail core deposits (5)	698,763	690,643	679,355	670,335	666,043
Net interest margin (1)	3.15%	3.20	3.27	3.39	3.47

At Quarter End
Investment securities	$279,069	270,327	264,353	259,399	249,439
Loans (1)	828,942	826,443	822,286	809,135	799,867
Allowance for loan losses	13,101	13,695	14,502	15,159	16,144
Goodwill	25,705	25,637	25,637	25,637	25,637
Assets (1)	1,598,874	1,546,707	1,523,502	1,484,865	1,438,456
Core deposits (4)	1,007,485	994,185	980,063	947,805	941,158
Wells Fargo stockholders’ equity	180,859	175,654	170,142	167,165	162,421
Total equity	181,549	176,469	171,008	168,813	163,777
Capital ratios:
Total equity to assets (1)	11.35%	11.41	11.22	11.37	11.39
Risk-based capital (6):
Tier 1 capital	12.73	12.63	12.33	12.11	12.12
Total capital	15.90	15.71	15.43	15.09	15.03
Tier 1 leverage (6)	9.86	9.84	9.60	9.76	9.63
Common Equity Tier 1 (6)(7)	11.31	11.36	10.82	10.60	10.71
Common shares outstanding	5,249.9	5,265.7	5,257.2	5,273.7	5,302.2
Book value per common share	$31.18	30.48	29.48	28.98	28.26
Common stock price:
High	53.05	49.97	45.64	44.79	41.74
Low	46.72	44.17	40.07	40.79	36.19
Period end	52.56	49.74	45.40	41.32	41.27
Team members (active, full-time equivalent)	263,500	265,300	264,900	270,600	274,300

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(4)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(5)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(6)	The June 30, 2014, ratios are preliminary.
(7)	See the “Five Quarter Risk-Based Capital Components” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions, except per share amounts)	2014	2013	Change	2014	2013	Change

Interest income
Trading assets	$407	340	20%	$781	667	17%
Investment securities	2,112	2,034	4	4,222	3,959	7
Mortgages held for sale	195	378	(48)	365	749	(51)
Loans held for sale	1	4	(75)	3	7	(57)
Loans	8,852	8,902	(1)	17,598	17,763	(1)
Other interest income	226	169	34	436	332	31

Total interest income	11,793	11,827	-	23,405	23,477	-

Interest expense
Deposits	275	353	(22)	554	722	(23)
Short-term borrowings	14	17	(18)	26	37	(30)
Long-term debt	620	632	(2)	1,239	1,329	(7)
Other interest expense	93	75	24	180	140	29

Total interest expense	1,002	1,077	(7)	1,999	2,228	(10)

Net interest income	10,791	10,750	-	21,406	21,249	1
Provision for credit losses	217	652	(67)	542	1,871	(71)

Net interest income after provision for credit losses	10,574	10,098	5	20,864	19,378	8

Noninterest income
Service charges on deposit accounts	1,283	1,248	3	2,498	2,462	1
Trust and investment fees	3,609	3,494	3	7,021	6,696	5
Card fees	847	813	4	1,631	1,551	5
Other fees	1,088	1,089	-	2,135	2,123	1
Mortgage banking	1,723	2,802	(39)	3,233	5,596	(42)
Insurance	453	485	(7)	885	948	(7)
Net gains from trading activities	382	331	15	814	901	(10)
Net gains (losses) on debt securities	71	(54)	NM	154	(9)	NM
Net gains from equity investments	449	203	121	1,296	316	310
Lease income	129	225	(43)	262	355	(26)
Other	241	(8)	NM	356	449	(21)

Total noninterest income	10,275	10,628	(3)	20,285	21,388	(5)

Noninterest expense
Salaries	3,795	3,768	1	7,523	7,431	1
Commission and incentive compensation	2,445	2,626	(7)	4,861	5,203	(7)
Employee benefits	1,170	1,118	5	2,542	2,701	(6)
Equipment	445	418	6	935	946	(1)
Net occupancy	722	716	1	1,464	1,435	2
Core deposit and other intangibles	349	377	(7)	690	754	(8)
FDIC and other deposit assessments	225	259	(13)	468	551	(15)
Other	3,043	2,973	2	5,659	5,634	-

Total noninterest expense	12,194	12,255	-	24,142	24,655	(2)

Income before income tax expense	8,655	8,471	2	17,007	16,111	6
Income tax expense	2,869	2,863	-	5,146	5,283	(3)

Net income before noncontrolling interests	5,786	5,608	3	11,861	10,828	10
Less: Net income from noncontrolling interests	60	89	(33)	242	138	75

Wells Fargo net income	$5,726	5,519	4	$11,619	10,690	9

Less: Preferred stock dividends and other	302	247	22	588	487	21

Wells Fargo net income applicable to common stock	$5,424	5,272	3	$11,031	10,203	8

Per share information
Earnings per common share	$1.02	1.00	2	$2.09	1.93	8
Diluted earnings per common share	1.01	0.98	3	2.06	1.90	8
Dividends declared per common share	0.35	0.30	17	0.65	0.55	18
Average common shares outstanding	5,268.4	5,304.7	(1)	5,265.6	5,291.9	-
Diluted average common shares outstanding	5,350.8	5,384.6	(1)	5,353.2	5,369.9	-

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Wells Fargo net income	$5,726	5,519	4%	$11,619	10,690	9%

Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	2,085	(6,130)	NM	4,810	(6,764)	NM
Reclassification of net (gains) losses to net income	(150)	30	NM	(544)	(83)	555
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	212	(10)	NM	256	(3)	NM
Reclassification of net gains on cash flow hedges to net income	(115)	(69)	67	(221)	(156)	42
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	(12)	772	NM	(12)	778	NM
Amortization of net actuarial loss, settlements and other to net income	20	113	(82)	38	162	(77)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	17	(21)	NM	-	(39)	(100)
Reclassification of net (gains) losses to net income	-	(15)	(100)	6	(15)	NM

Other comprehensive income (loss), before tax	2,057	(5,330)	NM	4,333	(6,120)	NM
Income tax (expense) benefit related to other comprehensive income	(816)	1,979	NM	(1,647)	2,267	NM

Other comprehensive income (loss), net of tax	1,241	(3,351)	NM	2,686	(3,853)	NM
Less: Other comprehensive loss from noncontrolling interests	(124)	(3)	NM	(45)	-	-

Wells Fargo other comprehensive income (loss), net of tax	1,365	(3,348)	NM	2,731	(3,853)	NM

Wells Fargo comprehensive income	7,091	2,171	227	14,350	6,837	110
Comprehensive income (loss) from noncontrolling interests	(64)	86	NM	197	138	43

Total comprehensive income	$7,027	2,257	211	$14,547	6,975	109

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Six months ended June 30,

(in millions)	2014	2013

Balance, beginning of period	$171,008	158,911
Wells Fargo net income	11,619	10,690
Wells Fargo other comprehensive income (loss), net of tax	2,731	(3,853)
Common stock issued	1,573	1,799
Common stock repurchased (1)	(3,979)	(1,936)
Preferred stock released by ESOP	735	720
Preferred stock issued	1,995	610
Common stock dividends	(3,423)	(2,911)
Preferred stock dividends and other	(588)	(487)
Noncontrolling interests and other, net	(122)	234

Balance, end of period	$181,549	163,777

(1)	For the six months ended June 30, 2014, includes $1.0 billion related to a private forward repurchase transaction entered into in second quarter 2014 that is expected to settle in third quarter 2014 for an estimated 19 million shares of common stock. For the six months ended June 30, 2013, includes $500 million related to a private forward repurchase transaction entered into in second quarter 2013 that settled in third quarter 2013 for 13 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share amounts)	2014	2014	2013	2013	2013

Interest Income
Trading assets	$407	374	378	331	340
Investment securities	2,112	2,110	2,119	2,038	2,034
Mortgages held for sale	195	170	221	320	378
Loans held for sale	1	2	3	3	4
Loans	8,852	8,746	8,907	8,901	8,902
Other interest income	226	210	208	183	169

Total interest income	11,793	11,612	11,836	11,776	11,827

Interest expense
Deposits	275	279	297	318	353
Short-term borrowings	14	12	14	9	17
Long-term debt	620	619	635	621	632
Other interest expense	93	87	87	80	75

Total interest expense	1,002	997	1,033	1,028	1,077

Net interest income	10,791	10,615	10,803	10,748	10,750
Provision for credit losses	217	325	363	75	652

Net interest income after provision for credit losses	10,574	10,290	10,440	10,673	10,098

Noninterest income
Service charges on deposit accounts	1,283	1,215	1,283	1,278	1,248
Trust and investment fees	3,609	3,412	3,458	3,276	3,494
Card fees	847	784	827	813	813
Other fees	1,088	1,047	1,119	1,098	1,089
Mortgage banking	1,723	1,510	1,570	1,608	2,802
Insurance	453	432	453	413	485
Net gains from trading activities	382	432	325	397	331
Net gains (losses) on debt securities	71	83	(14)	(6)	(54)
Net gains from equity investments	449	847	654	502	203
Lease income	129	133	148	160	225
Other	241	115	39	191	(8)

Total noninterest income	10,275	10,010	9,862	9,730	10,628

Noninterest expense
Salaries	3,795	3,728	3,811	3,910	3,768
Commission and incentive compensation	2,445	2,416	2,347	2,401	2,626
Employee benefits	1,170	1,372	1,160	1,172	1,118
Equipment	445	490	567	471	418
Net occupancy	722	742	732	728	716
Core deposit and other intangibles	349	341	375	375	377
FDIC and other deposit assessments	225	243	196	214	259
Other	3,043	2,616	2,897	2,831	2,973

Total noninterest expense	12,194	11,948	12,085	12,102	12,255

Income before income tax expense	8,655	8,352	8,217	8,301	8,471
Income tax expense	2,869	2,277	2,504	2,618	2,863

Net income before noncontrolling interests	5,786	6,075	5,713	5,683	5,608
Less: Net income from noncontrolling interests	60	182	103	105	89

Wells Fargo net income	$5,726	5,893	5,610	5,578	5,519

Less: Preferred stock dividends and other	302	286	241	261	247

Wells Fargo net income applicable to common stock	$5,424	5,607	5,369	5,317	5,272

Per share information
Earnings per common share	$1.02	1.07	1.02	1.00	1.00
Diluted earnings per common share	1.01	1.05	1.00	0.99	0.98
Dividends declared per common share	0.35	0.30	0.30	0.30	0.30
Average common shares outstanding	5,268.4	5,262.8	5,270.3	5,295.3	5,304.7
Diluted average common shares outstanding	5,350.8	5,353.3	5,358.6	5,381.7	5,384.6

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,

				2014				2013

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$229,770	0.28	%	$161	136,484	0.33	%	$113
Trading assets	54,347	3.05		414	46,622	2.98		347
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,580	1.78		29	6,684	1.73		29
Securities of U.S. states and political subdivisions	42,721	4.26		456	39,267	4.42		434
Mortgage-backed securities:
Federal agencies	116,475	2.85		831	102,007	2.79		711
Residential and commercial	27,252	6.11		416	31,315	6.50		509
Total mortgage-backed securities	143,727	3.47		1,247	133,322	3.66		1,220
Other debt and equity securities	48,734	3.76		457	55,533	3.84		531
Total available-for-sale securities	241,762	3.62		2,189	234,806	3.77		2,214
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	10,829	2.20		59	-	-		-
Securities of U.S. states and political subdivisions	8	6.00		-	-	-		-
Federal agency mortgage-backed securities	6,089	2.74		42	-	-		-
Other debt securities	5,206	1.90		25	-	-		-
Total held-to-maturity securities	22,132	2.28		126	-	-		-
Total investment securities	263,894	3.51		2,315	234,806	3.77		2,214
Mortgages held for sale (4)	18,824	4.16		195	43,422	3.48		378
Loans held for sale (4)	157	2.55		1	177	7.85		4
Loans:
Commercial:
Commercial and industrial (5)	199,246	3.39		1,687	184,306	3.73		1,714
Real estate mortgage	107,673	3.56		955	105,261	3.92		1,029
Real estate construction	17,249	4.17		179	16,458	5.02		206
Lease financing	11,824	5.70		169	12,338	6.66		206
Foreign (5)	48,847	2.39		290	42,242	2.23		235
Total commercial (5)	384,839	3.42		3,280	360,605	3.77		3,390
Consumer:
Real estate 1-4 family first mortgage	259,974	4.20		2,729	252,558	4.23		2,671
Real estate 1-4 family junior lien mortgage	63,273	4.31		680	71,376	4.29		764
Credit card	26,431	11.97		789	24,023	12.55		752
Automobile	53,480	6.34		845	47,942	7.05		842
Other revolving credit and installment	43,046	5.07		544	41,882	4.74		495
Total consumer	446,204	5.02		5,587	437,781	5.05		5,524
Total loans (4)(5)	831,043	4.28		8,867	798,386	4.47		8,914
Other	4,535	5.74		65	4,151	5.55		57
Total earning assets (5)	$1,402,570	3.43	%	$12,018	1,264,048	3.81	%	$12,027

Funding sources
Deposits:
Interest-bearing checking	$40,193	0.07	%	$7	40,422	0.06	%	$6
Market rate and other savings	583,907	0.07		101	541,843	0.08		111
Savings certificates	38,754	0.86		82	52,552	1.23		161
Other time deposits	48,512	0.41		50	26,045	0.76		50
Deposits in foreign offices	94,232	0.15		35	68,871	0.15		25
Total interest-bearing deposits	805,598	0.14		275	729,733	0.19		353
Short-term borrowings	58,845	0.10		14	57,812	0.14		21
Long-term debt	159,233	1.56		620	125,496	2.02		632
Other liabilities	13,589	2.73		93	13,315	2.25		75
Total interest-bearing liabilities	1,037,265	0.39		1,002	926,356	0.47		1,081
Portion of noninterest-bearing funding sources (5)	365,305	-		-	337,692	-		-
Total funding sources (5)	$1,402,570	0.28		1,002	1,264,048	0.34		1,081
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.15	%	$11,016		3.47	%	$10,946
Noninterest-earning assets
Cash and due from banks	$15,956				16,214
Goodwill	25,699				25,637
Other	119,778				121,251
Total noninterest-earning assets	$161,433				163,102

Noninterest-bearing funding sources
Deposits	$295,875				280,029
Other liabilities (5)	51,184				56,104
Total equity	179,679				164,661
Noninterest-bearing funding sources used to fund earning assets (5)	(365,305)				(337,692)
Net noninterest-bearing funding sources	$161,433				163,102
Total assets (5)	$1,564,003				1,427,150

(1)	Our average prime rate was 3.25% for the quarters ended June 30, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23% and 0.28% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(6)	Includes taxable-equivalent adjustments of $225 million and $196 million for the quarters ended June 30, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,

				2014				2013

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$221,573	0.28	%	$305	128,797	0.35	%	$221
Trading assets	51,306	3.10		795	44,388	3.07		681
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,576	1.73		57	6,880	1.65		56
Securities of U.S. states and political subdivisions	42,661	4.32		921	38,430	4.40		844
Mortgage-backed securities:
Federal agencies	117,055	2.90		1,695	98,705	2.77		1,365
Residential and commercial	27,641	6.12		845	31,726	6.48		1,028
Total mortgage-backed securities	144,696	3.51		2,540	130,431	3.67		2,393
Other debt and equity securities	48,944	3.68		895	54,634	3.71		1,008
Total available-for-sale securities	242,877	3.64		4,413	230,375	3.74		4,301
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	5,993	2.20		65	-	-		-
Securities of U.S. states and political subdivisions	4	5.97		-	-	-		-
Federal agency mortgage-backed securities	6,125	2.93		90	-	-		-
Other debt securities	5,807	1.88		54	-	-		-
Total held-to-maturity securities	17,929	2.34		209	-	-		-
Total investment securities	260,806	3.55		4,622	230,375	3.74		4,301
Mortgages held for sale (4)	17,696	4.13		365	43,367	3.45		749
Loans held for sale (4)	134	4.08		3	159	8.28		7
Loans:
Commercial:
Commercial and industrial (5)	196,570	3.41		3,328	183,715	3.74		3,414
Real estate mortgage	107,735	3.54		1,892	105,738	3.88		2,035
Real estate construction	17,065	4.27		361	16,508	4.93		404
Lease financing	11,879	5.92		352	12,381	6.72		416
Foreign (5)	48,364	2.30		552	41,069	2.20		448
Total commercial (5)	381,613	3.42		6,485	359,411	3.76		6,717
Consumer:
Real estate 1-4 family first mortgage	259,727	4.19		5,434	252,305	4.26		5,374
Real estate 1-4 family junior lien mortgage	64,122	4.31		1,372	72,715	4.29		1,548
Credit card	26,352	12.14		1,587	24,060	12.58		1,502
Automobile	52,642	6.42		1,676	47,258	7.12		1,668
Other revolving credit and installment	42,980	5.03		1,073	41,779	4.72		977
Total consumer	445,823	5.02		11,142	438,117	5.08		11,069
Total loans (4)(5)	827,436	4.28		17,627	797,528	4.48		17,786
Other	4,595	5.73		131	4,203	5.37		112
Total earning assets (5)	$1,383,546	3.46	%	$23,848	1,248,817	3.84	%	$23,857

Funding sources
Deposits:
Interest-bearing checking	$38,506	0.07	%	$13	36,316	0.06	%	$11
Market rate and other savings	581,489	0.07		206	539,708	0.09		233
Savings certificates	39,639	0.87		171	53,887	1.23		328
Other time deposits	47,174	0.42		98	21,003	0.95		99
Deposits in foreign offices	92,650	0.14		66	69,968	0.15		51
Total interest-bearing deposits	799,458	0.14		554	720,882	0.20		722
Short-term borrowings	56,686	0.10		27	56,618	0.16		44
Long-term debt	156,528	1.59		1,239	126,299	2.11		1,329
Other liabilities	13,226	2.72		180	12,467	2.24		140
Total interest-bearing liabilities	1,025,898	0.39		2,000	916,266	0.49		2,235
Portion of noninterest-bearing funding sources (5)	357,648	-		-	332,551	-		-
Total funding sources (5)	$1,383,546	0.29		2,000	1,248,817	0.36		2,235
Net interest margin and net interest income on a taxable-equivalent basis (5)(6)		3.17	%	$21,848		3.48	%	$21,622
Noninterest-earning assets
Cash and due from banks	$16,159				16,372
Goodwill	25,668				25,637
Other	119,687				124,279
Total noninterest-earning assets	$161,514				166,288
Noninterest-bearing funding sources
Deposits	$290,004				277,141
Other liabilities (5)	52,065				59,148
Total equity	177,093				162,550
Noninterest-bearing funding sources used to fund earning assets (5)	(357,648)				(332,551)
Net noninterest-bearing funding sources	$161,514				166,288
Total assets (5)	$1,545,060				1,415,105

(1)	Our average prime rate was 3.25% for the six months ended June 30, 2014 and 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23% and 0.28% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(6)	Includes taxable-equivalent adjustments of $442 million and $373 million for the six months ended June 30, 2014 and 2013, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	June 30, 2014				Mar. 31, 2014				Dec. 31, 2013				Sept. 30, 2013				June 30, 2013

($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$229.8	0.28	%	$	213.3	0.27	%	$	205.3	0.28	%	$	155.9	0.31	%	$	136.5	0.33	%
Trading assets	54.4	3.05			48.2	3.17			45.4	3.40			44.8	3.02			46.6	2.98
Investment securities (2):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6.6	1.78			6.6	1.68			6.6	1.67			6.6	1.69			6.7	1.73
Securities of U.S. states and political subdivisions	42.7	4.26			42.6	4.37			42.0	4.38			40.8	4.35			39.3	4.42
Mortgage-backed securities:
Federal agencies	116.5	2.85			117.6	2.94			117.9	2.94			113.0	2.83			102.0	2.79
Residential and commercial	27.3	6.11			28.0	6.12			29.2	6.35			30.2	6.56			31.3	6.50

Total mortgage-backed securities	143.8	3.47			145.6	3.55			147.1	3.62			143.2	3.62			133.3	3.66
Other debt and equity securities	48.7	3.76			49.2	3.59			55.4	3.43			55.4	3.27			55.5	3.84

Total available-for-sale securities	241.8	3.62			244.0	3.65			251.1	3.65			246.0	3.61			234.8	3.77

Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	10.8	2.20			1.1	2.18			-	-			-	-			-	-
Federal agency mortgage-backed securities	6.1	2.74			6.2	3.11			2.7	3.11			-	-			-	-
Other debt securities	5.2	1.90			6.4	1.86			0.1	1.99			-	-			-	-

Total held-to-maturity securities	22.1	2.28			13.7	2.45			2.8	3.09			-	-			-	-

Total investment securities	263.9	3.51			257.7	3.59			253.9	3.65			246.0	3.61			234.8	3.77
Mortgages held for sale	18.8	4.16			16.6	4.11			21.4	4.13			33.2	3.86			43.4	3.48
Loans held for sale	0.2	2.55			0.1	6.28			0.1	8.21			0.2	7.25			0.2	7.85
Loans:
Commercial:
Commercial and industrial (3)	199.2	3.39			193.9	3.43			189.9	3.54			185.8	3.63			184.3	3.73
Real estate mortgage	107.7	3.56			107.8	3.52			105.8	3.85			104.6	4.12			105.3	3.92
Real estate construction	17.3	4.17			16.9	4.37			16.6	4.79			16.2	4.43			16.4	5.02
Lease financing	11.8	5.70			11.9	6.15			11.7	5.70			11.7	5.29			12.3	6.66
Foreign (3)	48.8	2.39			47.9	2.21			46.6	2.24			44.8	2.09			42.3	2.23

Total commercial (3)	384.8	3.42			378.4	3.43			370.6	3.59			363.1	3.67			360.6	3.77

Consumer:
Real estate 1-4 family first mortgage	260.0	4.20			259.5	4.17			257.2	4.15			254.1	4.20			252.6	4.23
Real estate 1-4 family junior lien mortgage	63.3	4.31			65.0	4.30			66.8	4.29			68.8	4.30			71.4	4.29
Credit card	26.4	11.97			26.2	12.32			25.9	12.23			25.0	12.45			24.0	12.55
Automobile	53.5	6.34			51.8	6.50			50.2	6.70			49.1	6.85			47.9	7.05
Other revolving credit and installment	43.0	5.07			42.9	5.00			42.6	4.94			42.0	4.83			41.9	4.74

Total consumer	446.2	5.02			445.4	5.02			442.7	5.01			439.0	5.04			437.8	5.05

Total loans (3)	831.0	4.28			823.8	4.29			813.3	4.36			802.1	4.42			798.4	4.47
Other	4.5	5.74			4.6	5.72			4.7	5.22			4.3	5.62			4.2	5.55

Total earning assets (3)	$1,402.6	3.43	%	$	1,364.3	3.49	%	$	1,344.1	3.57	%	$	1,286.5	3.71	%	$	1,264.1	3.81	%

Funding sources
Deposits:
Interest-bearing checking	$40.2	0.07	%	$	36.8	0.07	%	$	35.2	0.07	%	$	34.5	0.06	%	$	40.4	0.06	%
Market rate and other savings	583.9	0.07			579.0	0.07			568.7	0.08			553.1	0.08			541.8	0.08
Savings certificates	38.8	0.86			40.5	0.89			43.1	0.94			47.3	1.08			52.6	1.23
Other time deposits	48.5	0.41			45.8	0.42			39.7	0.48			30.4	0.62			26.0	0.76
Deposits in foreign offices	94.2	0.15			91.1	0.14			86.3	0.15			81.1	0.15			68.9	0.15

Total interest-bearing deposits	805.6	0.14			793.2	0.14			773.0	0.15			746.4	0.17			729.7	0.19
Short-term borrowings	58.9	0.10			54.5	0.09			52.3	0.12			53.4	0.08			57.8	0.14
Long-term debt	159.2	1.56			153.8	1.62			153.5	1.65			133.4	1.86			125.5	2.02
Other liabilities	13.6	2.73			12.9	2.72			12.8	2.70			12.1	2.64			13.3	2.25

Total interest-bearing liabilities	1,037.3	0.39			1,014.4	0.40			991.6	0.42			945.3	0.43			926.3	0.47
Portion of noninterest-bearing funding sources (3)	365.3	-			349.9	-			352.5	-			341.2	-			337.8	-

Total funding sources (3)	$1,402.6	0.28		$	1,364.3	0.29		$	1,344.1	0.30		$	1,286.5	0.32		$	1,264.1	0.34

Net interest margin on a taxable-equivalent basis (3)		3.15	%			3.20	%			3.27	%			3.39	%			3.47	%

Noninterest-earning assets
Cash and due from banks	$15.9				16.4				16.0				16.4				16.2
Goodwill	25.7				25.6				25.6				25.6				25.6
Other	119.8				119.6				120.0				118.4				121.3

Total noninterest-earnings assets	$161.4				161.6				161.6				160.4				163.1

Noninterest-bearing funding sources
Deposits	$295.9				284.1				287.4				279.2				280.0
Other liabilities (3)	51.1				52.9				57.1				57.3				56.2
Total equity	179.7				174.5				169.6				165.1				164.7
Noninterest-bearing funding sources used to fund earning assets (3)	(365.3)				(349.9)				(352.5)				(341.2)				(337.8)

Net noninterest-bearing funding sources	$161.4				161.6				161.6				160.4				163.1

Total assets (3)	$1,564.0				1,525.9				1,505.7				1,446.9				1,427.2

(1)	Our average prime rate was 3.25% for quarters ended June 30, and March 31 2014, and December 31, September 30 and June 30, 2013. The average three-month London Interbank Offered Rate (LIBOR) was 0.23%, 0.24%, 0.24%, 0.26% and 0.28% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(3)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Service charges on deposit accounts	$1,283	1,248	3%	$2,498	2,462	1%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,280	2,127	7	4,521	4,177	8
Trust and investment management	838	829	1	1,682	1,628	3
Investment banking	491	538	(9)	818	891	(8)

Total trust and investment fees	3,609	3,494	3	7,021	6,696	5

Card fees	847	813	4	1,631	1,551	5
Other fees:
Charges and fees on loans	342	387	(12)	709	771	(8)
Merchant processing fees	183	174	5	355	328	8
Cash network fees	128	125	2	248	242	2
Commercial real estate brokerage commissions	99	73	36	171	118	45
Letters of credit fees	92	102	(10)	188	211	(11)
All other fees	244	228	7	464	453	2

Total other fees	1,088	1,089	-	2,135	2,123	1

Mortgage banking:
Servicing income, net	1,035	393	163	1,973	707	179
Net gains on mortgage loan origination/sales activities	688	2,409	(71)	1,260	4,889	(74)

Total mortgage banking	1,723	2,802	(39)	3,233	5,596	(42)

Insurance	453	485	(7)	885	948	(7)
Net gains from trading activities	382	331	15	814	901	(10)
Net gains (losses) on debt securities	71	(54)	NM	154	(9)	NM
Net gains from equity investments	449	203	121	1,296	316	310
Lease income	129	225	(43)	262	355	(26)
Life insurance investment income	138	142	(3)	270	287	(6)
All other	103	(150)	NM	86	162	(47)

Total	$10,275	10,628	(3)	$20,285	21,388	(5)

NM - Not meaningful NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%

(in millions)	2014	2013	Change	2014	2013	Change

Salaries	$3,795	3,768	1%	$7,523	7,431	1%
Commission and incentive compensation	2,445	2,626	(7)	4,861	5,203	(7)
Employee benefits	1,170	1,118	5	2,542	2,701	(6)
Equipment	445	418	6	935	946	(1)
Net occupancy	722	716	1	1,464	1,435	2
Core deposit and other intangibles	349	377	(7)	690	754	(8)
FDIC and other deposit assessments	225	259	(13)	468	551	(15)
Outside professional services	646	607	6	1,205	1,142	6
Outside data processing	259	235	10	500	468	7
Contract services	249	226	10	483	433	12
Travel and entertainment	243	229	6	462	442	5
Operating losses	364	288	26	523	445	18
Postage, stationery and supplies	170	184	(8)	361	383	(6)
Advertising and promotion	187	183	2	305	288	6
Foreclosed assets	130	146	(11)	262	341	(23)
Telecommunications	111	125	(11)	225	248	(9)
Insurance	140	143	(2)	265	280	(5)
Operating leases	54	49	10	104	97	7
All other	490	558	(12)	964	1,067	(10)

Total	$12,194	12,255	-	$24,142	24,655	(2)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Service charges on deposit accounts	$1,283	1,215	1,283	1,278	1,248
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,280	2,241	2,150	2,068	2,127
Trust and investment management	838	844	850	811	829
Investment banking	491	327	458	397	538

Total trust and investment fees	3,609	3,412	3,458	3,276	3,494

Card fees	847	784	827	813	813
Other fees:
Charges and fees on loans	342	367	379	390	387
Merchant transaction processing fees	183	172	172	169	174
Cash network fees	128	120	122	129	125
Commercial real estate brokerage commissions	99	72	129	91	73
Letters of credit fees	92	96	99	100	102
All other fees	244	220	218	219	228

Total other fees	1,088	1,047	1,119	1,098	1,089

Mortgage banking:
Servicing income, net	1,035	938	709	504	393
Net gains on mortgage loan origination/sales activities	688	572	861	1,104	2,409

Total mortgage banking	1,723	1,510	1,570	1,608	2,802

Insurance	453	432	453	413	485
Net gains from trading activities	382	432	325	397	331
Net gains (losses) on debt securities	71	83	(14)	(6)	(54)
Net gains from equity investments	449	847	654	502	203
Lease income	129	133	148	160	225
Life insurance investment income	138	132	125	154	142
All other	103	(17)	(86)	37	(150)

Total	$10,275	10,010	9,862	9,730	10,628

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Salaries	$3,795	3,728	3,811	3,910	3,768
Commission and incentive compensation	2,445	2,416	2,347	2,401	2,626
Employee benefits	1,170	1,372	1,160	1,172	1,118
Equipment	445	490	567	471	418
Net occupancy	722	742	732	728	716
Core deposit and other intangibles	349	341	375	375	377
FDIC and other deposit assessments	225	243	196	214	259
Outside professional services	646	559	754	623	607
Outside data processing	259	241	264	251	235
Contract services	249	234	261	241	226
Travel and entertainment	243	219	234	209	229
Operating losses	364	159	181	195	288
Postage, stationery and supplies	170	191	189	184	184
Advertising and promotion	187	118	165	157	183
Foreclosed assets	130	132	103	161	146
Telecommunications	111	114	118	116	125
Insurance	140	125	59	98	143
Operating leases	54	50	51	56	49
All other	490	474	518	540	558

Total	$12,194	11,948	12,085	12,102	12,255

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	June 30,	Dec. 31,	%
(in millions, except shares)	2014	2013	Change

Assets
Cash and due from banks	$20,635	19,919	4%
Federal funds sold, securities purchased under resale agreements and other short-term investments	238,719	213,793	12
Trading assets	71,674	62,813	14
Investment securities:
Available-for-sale, at fair value	248,961	252,007	(1)
Held-to-maturity, at cost (fair value $30,386 and $12,247)	30,108	12,346	144
Mortgages held for sale (includes $16,448 and $13,879 carried at fair value) (1)	21,064	16,763	26
Loans held for sale (includes $1 and $1 carried at fair value) (1)	9,762	133	NM

Loans (includes $5,926 and $5,995 carried at fair value) (1)(2)	828,942	822,286	1
Allowance for loan losses	(13,101)	(14,502)	(10)

Net loans (2)	815,841	807,784	1

Mortgage servicing rights:
Measured at fair value	13,900	15,580	(11)
Amortized	1,196	1,229	(3)
Premises and equipment, net	8,977	9,156	(2)
Goodwill	25,705	25,637	-
Other assets (includes $1,902 and $1,386 carried at fair value) (1)	92,332	86,342	7

Total assets (2)	$1,598,874	1,523,502	5

Liabilities
Noninterest-bearing deposits	$308,099	288,117	7
Interest-bearing deposits	810,478	791,060	2

Total deposits	1,118,577	1,079,177	4
Short-term borrowings	61,849	53,883	15
Accrued expenses and other liabilities (2)	69,021	66,436	4
Long-term debt	167,878	152,998	10

Total liabilities (2)	1,417,325	1,352,494	5

Equity

Wells Fargo stockholders’ equity:
Preferred stock	18,749	16,267	15
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	59,926	60,296	(1)
Retained earnings	99,926	92,361	8
Cumulative other comprehensive income	4,117	1,386	197
Treasury stock – 231,916,784 shares and 224,648,769 shares	(9,271)	(8,104)	14
Unearned ESOP shares	(1,724)	(1,200)	44

Total Wells Fargo stockholders’ equity	180,859	170,142	6
Noncontrolling interests	690	866	(20)

Total equity	181,549	171,008	6

Total liabilities and equity (2)	$1,598,874	1,523,502	5

NM - Not meaningful.

(1)	Parenthetical amounts represent assets and liabilities for which we have elected the fair value option.
(2)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Assets
Cash and due from banks	$20,635	19,731	19,919	18,928	17,939
Federal funds sold, securities purchased under resale agreements and other short-term investments	238,719	222,781	213,793	182,036	148,665
Trading assets	71,674	63,753	62,813	60,203	58,619
Investment securities:
Available-for-sale, at fair value	248,961	252,665	252,007	259,399	249,439
Held-to-maturity, at cost	30,108	17,662	12,346	-	-
Mortgages held for sale	21,064	16,233	16,763	25,395	38,785
Loans held for sale	9,762	91	133	204	190

Loans (1)	828,942	826,443	822,286	809,135	799,867
Allowance for loan losses	(13,101)	(13,695)	(14,502)	(15,159)	(16,144)

Net loans (1)	815,841	812,748	807,784	793,976	783,723

Mortgage servicing rights:
Measured at fair value	13,900	14,953	15,580	14,501	14,185
Amortized	1,196	1,219	1,229	1,204	1,176
Premises and equipment, net	8,977	9,020	9,156	9,120	9,190
Goodwill	25,705	25,637	25,637	25,637	25,637
Other assets	92,332	90,214	86,342	94,262	90,908

Total assets (1)	$1,598,874	1,546,707	1,523,502	1,484,865	1,438,456

Liabilities
Noninterest-bearing deposits	$308,099	294,863	288,117	279,911	277,648
Interest-bearing deposits	810,478	799,713	791,060	761,960	743,937

Total deposits	1,118,577	1,094,576	1,079,177	1,041,871	1,021,585
Short-term borrowings	61,849	57,061	53,883	53,851	56,983
Accrued expenses and other liabilities (1)	69,021	65,179	66,436	69,118	72,736
Long-term debt	167,878	153,422	152,998	151,212	123,375

Total liabilities (1)	1,417,325	1,370,238	1,352,494	1,316,052	1,274,679

Equity
Wells Fargo stockholders’ equity:
Preferred stock	18,749	17,179	16,267	15,549	13,988
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	59,926	60,618	60,296	60,188	59,945
Retained earnings	99,926	96,368	92,361	88,625	84,923
Cumulative other comprehensive income	4,117	2,752	1,386	2,289	1,797
Treasury stock	(9,271)	(8,206)	(8,104)	(7,290)	(5,858)
Unearned ESOP shares	(1,724)	(2,193)	(1,200)	(1,332)	(1,510)

Total Wells Fargo stockholders’ equity	180,859	175,654	170,142	167,165	162,421
Noncontrolling interests	690	815	866	1,648	1,356

Total equity	181,549	176,469	171,008	168,813	163,777

Total liabilities and equity (1)	$1,598,874	1,546,707	1,523,502	1,484,865	1,438,456

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER INVESTMENT SECURITIES

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$6,414	6,359	6,280	6,406	6,383
Securities of U.S. states and political subdivisions	44,779	44,140	42,536	42,293	40,890
Mortgage-backed securities:
Federal agencies	116,908	118,090	117,591	118,963	110,561
Residential and commercial	29,433	30,362	31,200	32,329	33,423

Total mortgage-backed securities	146,341	148,452	148,791	151,292	143,984
Other debt securities	48,312	50,253	51,015	55,828	55,425

Total available-for-sale debt securities	245,846	249,204	248,622	255,819	246,682
Marketable equity securities	3,115	3,461	3,385	3,580	2,757

Total available-for-sale securities	248,961	252,665	252,007	259,399	249,439

Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	17,777	5,861	-	-	-
Securities of U.S. states and political subdivisions	41	-	-	-	-
Federal agency mortgage-backed securities	6,030	6,199	6,304	-	-
Other debt securities	6,260	5,602	6,042	-	-

Total held-to-maturity debt securities	30,108	17,662	12,346	-	-

Total investment securities	$279,069	270,327	264,353	259,399	249,439

FIVE QUARTER LOANS

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Commercial:
Commercial and industrial (1)	$206,055	196,768	193,811	188,593	186,692
Real estate mortgage	108,418	107,969	107,100	105,540	104,673
Real estate construction	17,056	16,615	16,747	16,413	16,442
Lease financing	11,908	11,841	12,034	11,688	11,766
Foreign (1)(2)	47,967	48,088	47,551	46,621	41,792

Total commercial	391,404	381,281	377,243	368,855	361,365

Consumer:
Real estate 1-4 family first mortgage	260,104	259,478	258,497	254,924	252,841
Real estate 1-4 family junior lien mortgage	62,455	63,965	65,914	67,675	70,059
Credit card	27,215	26,061	26,870	25,448	24,815
Automobile	54,095	52,607	50,808	49,693	48,648
Other revolving credit and installment	33,669	43,051	42,954	42,540	42,139

Total consumer	437,538	445,162	445,043	440,280	438,502

Total loans (3)	$828,942	826,443	822,286	809,135	799,867

(1)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(2)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower’s primary address is outside of the United States.
(3)	Includes $25.0 billion, $25.9 billion, $26.7 billion, $27.8 billion and $28.8 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2014, and December 31, September 30 and June 30, 2013, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Nonaccrual loans:
Commercial:
Commercial and industrial	$693	630	738	809	1,022
Real estate mortgage	1,802	2,030	2,252	2,496	2,708
Real estate construction	239	296	416	517	665
Lease financing	28	31	29	17	20
Foreign	36	40	40	47	40

Total commercial	2,798	3,027	3,475	3,886	4,455

Consumer:
Real estate 1-4 family first mortgage	9,026	9,357	9,799	10,450	10,705
Real estate 1-4 family junior lien mortgage	1,964	2,072	2,188	2,333	2,522
Automobile	150	161	173	188	200
Other revolving credit and installment	34	33	33	36	33

Total consumer	11,174	11,623	12,193	13,007	13,460

Total nonaccrual loans (1)(2)(3)	13,972	14,650	15,668	16,893	17,915

As a percentage of total loans (4)	1.69%	1.77	1.91	2.09	2.24
Foreclosed assets:
Government insured/guaranteed (5)	$2,359	2,302	2,093	1,781	1,026
Non-government insured/guaranteed	1,748	1,813	1,844	2,021	2,114

Total foreclosed assets	4,107	4,115	3,937	3,802	3,140

Total nonperforming assets	$18,079	18,765	19,605	20,695	21,055

As a percentage of total loans (4)	2.18%	2.27	2.38	2.56	2.63

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(4)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.
(5)	Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Previous enhancements to loan modification programs and release of an FHA foreclosure moratorium contributed to elevated levels of foreclosed assets in the latter half of 2013. As a result, the increase in balance at June 30, 2014, reflects an industry slowdown in meeting U.S. Department of Housing and Urban Development (HUD) conveyance requirements due to industry resource constraints to deal with the elevated levels, as well as other factors, including an increase in foreclosures in states with longer redemption periods, longer occupant evacuation periods, increased maintenance required for aging foreclosures and longer repair authorization periods.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$18,582	21,215	23,219	22,181	22,197
Less: FHA insured/guaranteed by the VA (2)(3)	16,978	19,405	21,274	20,214	20,112
Less: Student loans guaranteed under the FFELP (4)	707	860	900	917	931

Total, not government insured/guaranteed	$897	950	1,045	1,050	1,154

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$51	11	11	125	37
Real estate mortgage	53	13	35	40	175
Real estate construction	16	69	97	1	4
Foreign	2	2	-	1	-

Total commercial	122	95	143	167	216

Consumer:
Real estate 1-4 family first mortgage (3)	311	333	354	383	476
Real estate 1-4 family junior lien mortgage (3)	70	88	86	89	92
Credit card	266	308	321	285	263
Automobile	48	41	55	48	32
Other revolving credit and installment	80	85	86	78	75

Total consumer	775	855	902	883	938

Total, not government insured/guaranteed	$897	950	1,045	1,050	1,154

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $4.0 billion, $4.3 billion, $4.5 billion, $4.9 billion and $5.4 billion, at June 30 and March 31, 2014 and December 31, September 30 and June 30, 2013, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Includes mortgages held for sale 90 days or more past due and still accruing.
(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	June 30,	December 31,

(in millions)	2014	2013	2008

Commercial:
Commercial and industrial	$192	215	4,580
Real estate mortgage	1,003	1,136	5,803
Real estate construction	305	433	6,462
Foreign	467	720	1,859

Total commercial	1,967	2,504	18,704

Consumer:
Real estate 1-4 family first mortgage	22,888	24,100	39,214
Real estate 1-4 family junior lien mortgage	112	123	728
Automobile	-	-	151

Total consumer	23,000	24,223	40,093

Total PCI loans (carrying value)	$24,967	26,727	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	213	-	-	213

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,512)	-	-	(1,512)
Loans resolved by sales to third parties (2)	(308)	-	(85)	(393)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,605)	(3,897)	(823)	(6,325)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,933)	(17,884)	(2,961)	(27,778)

Balance, December 31, 2013	265	4,704	200	5,169

Addition of nonaccretable difference due to acquisitions	13	-	-	13

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(18)	-	-	(18)
Loans resolved by sales to third parties (2)	(14)	-	-	(14)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(103)	(1,954)	(19)	(2,076)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(3)	21	19	37

Balance, June 30, 2014	$140	2,771	200	3,111

Balance, March 31, 2014	$145	4,704	212	5,061

Addition of nonaccretable difference due to acquisitions	13	-	-	13

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(13)	-	-	(13)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(2)	(1,954)	(10)	(1,966)
Use of nonaccretable difference due to:
Net recoveries (losses) from loan resolutions and write-downs (4)	(3)	21	(2)	16

Balance, June 30, 2014	$140	2,771	200	3,111

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	132
Accretion into interest income (1)	(11,184)
Accretion into noninterest income due to sales (2)	(393)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	6,325
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,065

Balance, December 31, 2013	17,392
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(737)
Accretion into noninterest income due to sales (2)	(35)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	2,076
Changes in expected cash flows that do not affect nonaccretable difference (3)	(278)

Balance, June 30, 2014	$18,418

Balance, March 31, 2014	$17,086
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(362)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	1,966
Changes in expected cash flows that do not affect nonaccretable difference (3)	(272)

Balance, June 30, 2014	$18,418

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for loan losses	1,641	-	107	1,748
Charge-offs	(1,615)	-	(103)	(1,718)

Balance, December 31, 2013	26	-	4	30
Provision (reversal of provision) for loan losses	(19)	-	1	(18)
Charge-offs	(2)	-	(2)	(4)

Balance, June 30, 2014	$5	-	3	8

Balance, March 31, 2014	$18	-	3	21
Reversal of provision for loan losses	(14)	-	-	(14)
Recoveries	1	-	-	1

Balance, June 30, 2014	$5	-	3	8

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	June 30, 2014

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$19,078	85%	$15,673	69%	$12,317	62%
Florida	2,253	94	1,705	66	2,561	76
New Jersey	953	85	832	67	1,650	73
New York	585	80	534	66	753	70
Texas	250	67	222	59	998	53
Other states	4,483	86	3,698	69	7,022	72

Total Pick-a-Pay loans	$27,602		$22,664		$25,301

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2014.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$1,499	1,720	2,013	2,342	2,532

Total commercial	1,499	1,720	2,013	2,342	2,532

Consumer:
Pick-a-Pay mortgage (1)	47,965	49,533	50,971	52,805	54,755
Liquidating home equity	3,290	3,505	3,695	3,911	4,173
Legacy Wells Fargo Financial indirect auto	85	132	207	299	428
Legacy Wells Fargo Financial debt consolidation	12,169	12,545	12,893	13,281	13,707
Education Finance-government guaranteed (2)	-	10,204	10,712	11,094	11,534
Legacy Wachovia other PCI loans (1)	336	355	375	406	435

Total consumer	63,845	76,274	78,853	81,796	85,032

Total non-strategic and liquidating loan portfolios	$65,344	77,994	80,866	84,138	87,564

(1)	Net of purchase accounting adjustments related to PCI loans.
(2)	The change from prior quarter was predominantly due to the transfer of government guaranteed student loans to loans held for sale.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Year ended June 30,

(in millions)	2014	2013	2014	2013

Balance, beginning of period	$14,414	17,193	14,971	17,477
Provision for credit losses	217	652	542	1,871
Interest income on certain impaired loans (1)	(55)	(73)	(111)	(146)
Loan charge-offs:
Commercial:
Commercial and industrial	(139)	(184)	(297)	(365)
Real estate mortgage	(15)	(49)	(35)	(109)
Real estate construction	(3)	(7)	(4)	(12)
Lease financing	(3)	(24)	(7)	(27)
Foreign	(8)	(8)	(13)	(19)

Total commercial	(168)	(272)	(356)	(532)

Consumer:
Real estate 1-4 family first mortgage	(193)	(392)	(416)	(867)
Real estate 1-4 family junior lien mortgage	(220)	(428)	(469)	(942)
Credit card	(266)	(266)	(533)	(532)
Automobile	(143)	(126)	(323)	(290)
Other revolving credit and installment	(171)	(185)	(348)	(367)

Total consumer	(993)	(1,397)	(2,089)	(2,998)

Total loan charge-offs	(1,161)	(1,669)	(2,445)	(3,530)

Loan recoveries:
Commercial:
Commercial and industrial	85	107	198	195
Real estate mortgage	25	54	67	85
Real estate construction	23	52	47	91
Lease financing	2	6	5	10
Foreign	2	9	3	17

Total commercial	137	228	320	398

Consumer:
Real estate 1-4 family first mortgage	56	64	109	110
Real estate 1-4 family junior lien mortgage	60	69	117	134
Credit card	55	32	91	63
Automobile	97	84	187	172
Other revolving credit and installment	39	40	79	82

Total consumer	307	289	583	561

Total loan recoveries	444	517	903	959

Net loan charge-offs (2)	(717)	(1,152)	(1,542)	(2,571)

Allowances related to business combinations/other	(25)	(2)	(26)	(13)

Balance, end of period	$13,834	16,618	13,834	16,618

Components:
Allowance for loan losses	$13,101	16,144	13,101	16,144
Allowance for unfunded credit commitments	733	474	733	474

Allowance for credit losses (3)	$13,834	16,618	13,834	16,618

Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.35%	0.58	0.38	0.65
Allowance for loan losses as a percentage of total loans (3)(4)	1.58	2.02	1.58	2.02
Allowance for credit losses as a percentage of total loans (3)(4)	1.67	2.08	1.67	2.08

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	The allowance for credit losses includes $8 million and $71 million at June 30, 2014 and 2013, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.
(4)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Balance, beginning of quarter	$14,414	14,971	15,647	16,618	17,193
Provision for credit losses	217	325	363	75	652
Interest income on certain impaired loans (1)	(55)	(56)	(55)	(63)	(73)
Loan charge-offs:
Commercial:
Commercial and industrial	(139)	(158)	(199)	(151)	(184)
Real estate mortgage	(15)	(20)	(37)	(44)	(49)
Real estate construction	(3)	(1)	(10)	(6)	(7)
Lease financing	(3)	(4)	(3)	(3)	(24)
Foreign	(8)	(5)	(4)	(4)	(8)

Total commercial	(168)	(188)	(253)	(208)	(272)

Consumer:
Real estate 1-4 family first mortgage	(193)	(223)	(269)	(303)	(392)
Real estate 1-4 family junior lien mortgage	(220)	(249)	(291)	(345)	(428)
Credit card	(266)	(267)	(251)	(239)	(266)
Automobile	(143)	(180)	(182)	(153)	(126)
Other revolving credit and installment	(171)	(177)	(195)	(191)	(185)

Total consumer	(993)	(1,096)	(1,188)	(1,231)	(1,397)

Total loan charge-offs	(1,161)	(1,284)	(1,441)	(1,439)	(1,669)

Loan recoveries:
Commercial:
Commercial and industrial	85	113	92	93	107
Real estate mortgage	25	42	78	64	54
Real estate construction	23	24	23	23	52
Lease financing	2	3	3	3	6
Foreign	2	1	4	6	9

Total commercial	137	183	200	189	228

Consumer:
Real estate 1-4 family first mortgage	56	53	74	61	64
Real estate 1-4 family junior lien mortgage	60	57	65	70	69
Credit card	55	36	31	32	32
Automobile	97	90	74	75	84
Other revolving credit and installment	39	40	34	37	40

Total consumer	307	276	278	275	289

Total loan recoveries	444	459	478	464	517

Net loan charge-offs	(717)	(825)	(963)	(975)	(1,152)

Allowances related to business combinations/other	(25)	(1)	(21)	(8)	(2)

Balance, end of quarter	$13,834	14,414	14,971	15,647	16,618

Components:
Allowance for loan losses	$13,101	13,695	14,502	15,159	16,144
Allowance for unfunded credit commitments	733	719	469	488	474

Allowance for credit losses	$13,834	14,414	14,971	15,647	16,618

Net loan charge-offs (annualized) as a percentage of average total loans	0.35%	0.41	0.47	0.48	0.58
Allowance for loan losses as a percentage of:
Total loans (2)	1.58	1.66	1.76	1.87	2.02
Nonaccrual loans	94	93	93	90	90
Nonaccrual loans and other nonperforming assets	72	73	74	73	77
Allowance for credit losses as a percentage of:
Total loans (2)	1.67	1.74	1.82	1.93	2.08
Nonaccrual loans	99	98	96	93	93
Nonaccrual loans and other nonperforming assets	77	77	76	76	79

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company

FIVE QUARTER RISK-BASED CAPITAL COMPONENTS

			Under Basel III (General Approach) (1)		Under Basel I

(in billions)			June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Total equity			$181.5	176.5	171.0	168.8	163.8
Noncontrolling interests			(0.6)	(0.8)	(0.9)	(1.6)	(1.4)

Total Wells Fargo stockholders’ equity			180.9	175.7	170.1	167.2	162.4

Adjustments:
Preferred stock			(17.2)	(15.2)	(15.2)	(14.3)	(12.6)
Cumulative other comprehensive income (2)			(3.2)	(2.2)	(1.4)	(2.2)	(1.8)
Goodwill and other intangible assets (2)(3)			(25.6)	(25.6)	(29.6)	(29.8)	(30.0)
Investment in certain subsidiaries and other			(0.1)	-	(0.4)	(0.6)	(0.5)

Common Equity Tier 1 (1)(4)	(A	)	134.8	132.7	123.5	120.3	117.5

Preferred stock			17.2	15.2	15.2	14.3	12.6
Qualifying hybrid securities and noncontrolling interests			-	-	2.0	2.9	2.9
Other			(0.3)	(0.3)	-	-	-

Total Tier 1 capital			151.7	147.6	140.7	137.5	133.0

Long-term debt and other instruments qualifying as Tier 2			24.0	21.7	20.5	18.9	18.0
Qualifying allowance for credit losses			13.8	14.1	14.3	14.3	13.8
Other			-	0.2	0.7	0.6	0.2

Total Tier 2 capital			37.8	36.0	35.5	33.8	32.0

Total qualifying capital	(B	)	$189.5	183.6	176.2	171.3	165.0

Basel III (General Approach) / Basel I Risk-Weighted Assets (RWAs) (5)(6):
Credit risk			$1,144.9	1,120.3	1,105.2	1,099.2	1,061.1
Market risk			46.8	48.1	36.3	35.9	36.3

Total Basel III (General Approach) / Basel I RWAs	(C	)	$1,191.7	1,168.4	1,141.5	1,135.1	1,097.4

Capital Ratios (6):
Common Equity Tier 1 to total RWAs	(A	)/(C)	11.31%	11.36	10.82	10.60	10.71
Total capital to total RWAs	(B	)/(C)	15.90	15.71	15.43	15.09	15.03

(1)	Basel III revises the definition of capital, increases minimum capital ratios, and introduces a minimum Common Equity Tier 1 (CET1) ratio. These changes are being phased in effective January 1, 2014 through the end of 2021, and the capital ratios will be determined using Basel I (General Approach) RWAs during 2014.
(2)	Under transition provisions to Basel III, cumulative other comprehensive income (previously deducted under Basel I) is included in CET1 over a specified phase-in period. In addition, certain intangible assets includable in CET1 are phased out over a specified period.
(3)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.
(4)	CET1 (formerly Tier 1 common equity under Basel I) is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(5)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWAs.
(6)	The Company’s June 30, 2014, RWAs and capital ratios are preliminary.

COMMON EQUITY TIER 1 UNDER BASEL III (ADVANCED APPROACH, FULLY PHASED-IN) (1)(2)

(in billions)		June 30, 2014

Common Equity Tier 1 (transition amount) under Basel III		$134.8

Adjustments from transition amount to fully phased-in under Basel III (3):
Cumulative other comprehensive income		3.2
Other		(2.6)

Total adjustments		0.6

Common Equity Tier 1 (fully phased-in) under Basel III	(C)	$135.4

Total RWAs anticipated under Basel III (4)	(D)	$1,342.4

Common Equity Tier 1 to total RWAs anticipated under Basel III (Advanced Approach, fully phased-in)	(C)/(D)	10.09%

(1)	CET1 (formerly Tier 1 common equity under Basel I) is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews CET1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III CET1 and RWA are estimated based on the Basel III capital rules adopted July 2, 2013, by the FRB. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in effective January 1, 2014 through the end of 2021.
(3)	Assumes cumulative other comprehensive income is fully phased in and certain other intangible assets are fully phased out under Basel III capital rules.
(4)	The final Basel III capital rules provide for two capital frameworks: the Standardized Approach intended to replace Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we will be subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Accordingly, the estimate of RWAs has been determined under the Advanced Approach because management’s estimate of RWAs is currently higher using the Advanced Approach, and thus results in a lower CET1, compared with the Standardized Approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with risk weights based on Wells Fargo’s internal models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company

	2014	2013	2014	2013	2014	2013	2014	2013	2014	2013

Quarter ended June 30,
Net interest income (3)	$7,386	7,251	2,953	3,101	775	700	(323)	(302)	10,791	10,750
Provision (reversal of provision) for credit losses	279	763	(49)	(118)	(25)	19	12	(12)	217	652
Noninterest income	5,220	5,691	2,993	3,034	2,775	2,561	(713)	(658)	10,275	10,628
Noninterest expense	7,020	7,213	3,203	3,183	2,695	2,542	(724)	(683)	12,194	12,255

Income (loss) before income tax expense (benefit)	5,307	4,966	2,792	3,070	880	700	(324)	(265)	8,655	8,471
Income tax expense (benefit)	1,820	1,633	838	1,065	334	266	(123)	(101)	2,869	2,863

Net income (loss) before noncontrolling interests	3,487	3,333	1,954	2,005	546	434	(201)	(164)	5,786	5,608
Less: Net income from noncontrolling interests	56	88	2	1	2	-	-	-	60	89

Net income (loss) (4)	$3,431	3,245	1,952	2,004	544	434	(201)	(164)	5,726	5,519

Average loans (5)	$505.4	498.2	308.1	285.1	51.0	45.4	(33.5)	(30.3)	831.0	798.4
Average assets (5)	918.1	820.9	532.4	498.1	187.6	177.1	(74.1)	(68.9)	1,564.0	1,427.2
Average core deposits	639.8	623.0	265.8	230.5	153.0	146.4	(66.9)	(63.8)	991.7	936.1

Six months ended June 30,
Net interest income (3)	$14,661	14,370	5,844	6,106	1,543	1,369	(642)	(596)	21,406	21,249
Provision (reversal of provision) for credit losses	698	2,025	(142)	(176)	(33)	33	19	(11)	542	1,871
Noninterest income	10,538	11,471	5,682	6,115	5,475	5,089	(1,410)	(1,287)	20,285	21,388
Noninterest expense	13,794	14,590	6,418	6,274	5,406	5,181	(1,476)	(1,390)	24,142	24,655

Income (loss) before income tax expense (benefit)	10,707	9,226	5,250	6,123	1,645	1,244	(595)	(482)	17,007	16,111
Income tax expense (benefit)	3,196	2,921	1,552	2,072	624	473	(226)	(183)	5,146	5,283

Net income (loss) before noncontrolling interests	7,511	6,305	3,698	4,051	1,021	771	(369)	(299)	11,861	10,828
Less: Net income from noncontrolling interests	236	136	4	2	2	-	-	-	242	138

Net income (loss) (4)	$7,275	6,169	3,694	4,049	1,019	771	(369)	(299)	11,619	10,690

Average loans (5)	$505.2	498.5	305.0	284.1	50.5	44.6	(33.3)	(29.7)	827.4	797.5
Average assets (5)	905.5	810.3	524.9	496.4	189.1	178.7	(74.4)	(70.3)	1,545.1	1,415.1
Average core deposits	633.2	621.1	262.4	227.3	154.5	147.9	(67.3)	(65.3)	982.8	931.0

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.
(5)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

COMMUNITY BANKING
Net interest income (2)	$7,386	7,275	7,225	7,244	7,251
Provision for credit losses	279	419	490	240	763
Noninterest income	5,220	5,318	5,029	5,000	5,691
Noninterest expense	7,020	6,774	7,073	7,060	7,213

Income before income tax expense	5,307	5,400	4,691	4,944	4,966
Income tax expense	1,820	1,376	1,373	1,505	1,633

Net income before noncontrolling interests	3,487	4,024	3,318	3,439	3,333
Less: Net income from noncontrolling interests	56	180	96	98	88

Segment net income	$3,431	3,844	3,222	3,341	3,245

Average loans	$505.4	505.0	502.5	497.7	498.2
Average assets	918.1	892.6	883.6	836.6	820.9
Average core deposits	639.8	626.5	620.2	618.2	623.0

WHOLESALE BANKING
Net interest income (2)	$2,953	2,891	3,133	3,059	3,101
Reversal of provision for credit losses	(49)	(93)	(125)	(144)	(118)
Noninterest income	2,993	2,689	2,839	2,812	3,034
Noninterest expense	3,203	3,215	3,020	3,084	3,183

Income before income tax expense	2,792	2,458	3,077	2,931	3,070
Income tax expense	838	714	960	952	1,065

Net income before noncontrolling interests	1,954	1,744	2,117	1,979	2,005
Less: Net income from noncontrolling interests	2	2	6	6	1

Segment net income	$1,952	1,742	2,111	1,973	2,004

Average loans (4)	$308.1	301.9	294.6	287.7	285.1
Average assets (4)	532.4	517.4	509.0	498.1	498.1
Average core deposits	265.8	259.0	258.5	235.3	230.5

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$775	768	770	749	700
Provision (reversal of provision) for credit losses	(25)	(8)	(11)	(38)	19
Noninterest income	2,775	2,700	2,668	2,558	2,561
Noninterest expense	2,695	2,711	2,655	2,619	2,542

Income before income tax expense	880	765	794	726	700
Income tax expense	334	290	302	275	266

Net income before noncontrolling interests	546	475	492	451	434
Less: Net income from noncontrolling interests	2	-	1	1	-

Segment net income	$544	475	491	450	434

Average loans	$51.0	50.0	48.4	46.7	45.4
Average assets	187.6	190.6	185.3	180.8	177.1
Average core deposits	153.0	156.0	153.9	150.6	146.4

OTHER (3)
Net interest income (2)	$(323)	(319)	(325)	(304)	(302)
Provision (reversal of provision) for credit losses	12	7	9	17	(12)
Noninterest income	(713)	(697)	(674)	(640)	(658)
Noninterest expense	(724)	(752)	(663)	(661)	(683)

Loss before income tax benefit	(324)	(271)	(345)	(300)	(265)
Income tax benefit	(123)	(103)	(131)	(114)	(101)

Net loss before noncontrolling interests	(201)	(168)	(214)	(186)	(164)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(201)	(168)	(214)	(186)	(164)

Average loans	$(33.5)	(33.1)	(32.2)	(30.0)	(30.3)
Average assets	(74.1)	(74.7)	(72.1)	(68.5)	(68.9)
Average core deposits	(66.9)	(67.7)	(66.8)	(63.8)	(63.8)

CONSOLIDATED COMPANY
Net interest income (2)	$10,791	10,615	10,803	10,748	10,750
Provision for credit losses	217	325	363	75	652
Noninterest income	10,275	10,010	9,862	9,730	10,628
Noninterest expense	12,194	11,948	12,085	12,102	12,255

Income before income tax expense	8,655	8,352	8,217	8,301	8,471
Income tax expense	2,869	2,277	2,504	2,618	2,863

Net income before noncontrolling interests	5,786	6,075	5,713	5,683	5,608
Less: Net income from noncontrolling interests	60	182	103	105	89

Wells Fargo net income	$5,726	5,893	5,610	5,578	5,519

Average loans (4)	$831.0	823.8	813.3	802.1	798.4
Average assets (4)	1,564.0	1,525.9	1,505.8	1,447.0	1,427.2
Average core deposits	991.7	973.8	965.8	940.3	936.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.
(4)	As previously disclosed with our first quarter 2014 results, financial information for certain periods prior to 2014 was revised to reflect our determination that certain factoring arrangements did not qualify as loans. See footnote (1) to the Summary Financial Data table on page 17 for more information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

MSRs measured using the fair value method:

Fair value, beginning of quarter	$14,953	15,580	14,501	14,185	12,061

Servicing from securitizations or asset transfers	271	289	520	954	1,060
Sales	-	-	-	-	(160)

Net additions	271	289	520	954	900

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	(876)	(509)	1,048	61	2,223
Servicing and foreclosure costs (2)	23	(34)	(54)	(34)	(82)
Discount rates (3)	(55)	-	-	-	-
Prepayment estimates and other (4)	73	102	(11)	(240)	(274)

Net changes in valuation model inputs or assumptions	(835)	(441)	983	(213)	1,867

Other changes in fair value (5)	(489)	(475)	(424)	(425)	(643)

Total changes in fair value	(1,324)	(916)	559	(638)	1,224

Fair value, end of quarter	$13,900	14,953	15,580	14,501	14,185

(1)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.
(4)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Amortized MSRs:

Balance, beginning of quarter	$1,219	1,229	1,204	1,176	1,181
Purchases	32	40	64	59	26
Servicing from securitizations or asset transfers	24	14	28	32	31
Amortization	(79)	(64)	(67)	(63)	(62)

Balance, end of quarter	$1,196	1,219	1,229	1,204	1,176

Fair value of amortized MSRs:

Beginning of quarter	$1,624	1,575	1,525	1,533	1,404
End of quarter	1,577	1,624	1,575	1,525	1,533

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Servicing income, net:
Servicing fees (1)	$1,128	1,070	934	966	1,030
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(835)	(441)	983	(213)	1,867
Other changes in fair value (3)	(489)	(475)	(424)	(425)	(643)

Total changes in fair value of MSRs carried at fair value	(1,324)	(916)	559	(638)	1,224
Amortization	(79)	(64)	(67)	(63)	(62)
Net derivative gains (losses) from economic hedges (4)	1,310	848	(717)	239	(1,799)

Total servicing income, net	$1,035	938	709	504	393

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$475	407	266	26	68

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,451	1,470	1,485	1,494	1,487
Owned loans serviced	341	337	338	344	358
Subservicing	5	5	6	6	6

Total residential servicing	1,797	1,812	1,829	1,844	1,851

Commercial mortgage servicing:
Serviced for others	429	424	419	416	409
Owned loans serviced	109	108	107	106	105
Subservicing	7	7	7	11	11

Total commercial servicing	545	539	533	533	525

Total managed servicing portfolio	$2,342	2,351	2,362	2,377	2,376

Total serviced for others	$1,880	1,894	1,904	1,910	1,896
Ratio of MSRs to related loans serviced for others	0.80%	0.85	0.88	0.82	0.81
Weighted-average note rate (mortgage loans serviced for others)	4.49	4.51	4.52	4.54	4.59

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013

Application data:
Wells Fargo first mortgage quarterly applications	$72	60	65	87	146
Refinances as a percentage of applications	36%	39	42	36	54
Wells Fargo first mortgage unclosed pipeline, at quarter end	$30	27	25	35	63

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$25	20	26	44	62
Correspondent/Wholesale	21	16	23	35	50
Other (1)	1	-	1	1	-

Total quarter-to-date	$47	36	50	80	112

Total year-to-date	$83	36	351	301	221

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Six Months ended

(in millions)	June 30, 2014	Mar. 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Balance, beginning of period	$799	899	2,317	899	2,206
Provision for repurchase losses:
Loan sales	12	10	40	22	99
Change in estimate (1)	(38)	(4)	25	(42)	275

Total additions	(26)	6	65	(20)	374

Losses	(7)	(106)	(160)	(113)	(358)

Balance, end of period	$766	799	2,222	766	2,222

(1)	Results from changes in investor demand, mortgage insurer practices, credit and the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

June 30, 2014
Number of loans	678	362	305	1,345
Original loan balance (3)	$149	80	66	295

March 31, 2014
Number of loans	599	391	409	1,399
Original loan balance (3)	$126	89	90	305

December 31, 2013
Number of loans	674	2,260	394	3,328
Original loan balance (3)	$124	497	87	708

September 30, 2013
Number of loans	4,422	1,240	385	6,047
Original loan balance (3)	$958	264	87	1,309

June 30, 2013
Number of loans	6,313	1,206	561	8,080
Original loan balance (3)	$1,413	258	127	1,798

(1)	Includes repurchase demands of 14 and $3 million, 25 and $3 million, 42 and $6 million, 1,247 and $225 million, and 942 and $190 million at June 30 and March 31, 2014, and December 31, September 30 and June 30, 2013, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private).
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.